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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 11, 2014

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA (State or other jurisdiction of incorporation and organisation)	0-24796 (Commission File Number)	98-0438382 (IRS Employer Identification No.)

O'Hara House, 3 Bermudiana Road, Hamilton, Bermuda (Address of principal executive offices)	HM 08 (Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On March 11, 2014, CET 21 spol. s r.o. ("CET 21"), Central European Media Enterprises Ltd. ("CME"), Central European Media Enterprises N.V. ("CME NV"), CME Media Enterprises B.V. ("CME BV"), CME Investments B.V., CME Slovak Holdings B.V., MARKÍZA-SLOVAKIA, spol. s r.o (all such parties other than CET 21, collectively, the "Guarantors") and Citibank, N.A., London Branch, as trustee (the "Trustee"), entered into the Second Supplemental Indenture (the "Second Supplemental Indenture") which supplements the Indenture, dated as of October 21, 2010, as supplemented by the First Supplemental Indenture, dated as of December 18, 2012 (as supplemented, the "Indenture"). Pursuant to the Second Supplemental Indenture, CET 21 and the Guarantors amended the Indenture so as to permit CME, CME NV and CME BV the flexibility to incur (i) the Transaction Related Indebtedness (as defined in the Second Supplemental Indenture) to enable CME to refinance in full its €272,972,000 aggregate principal amount of 11.625% Senior Notes due 2016 and for general corporate purposes and refinancing indebtedness in respect thereof, (ii) additional indebtedness under the Indenture in an amount up to €40.0 million (exclusive of paid-in-kind interest) for general corporate purposes and (iii) the Time Warner Revolving Credit Facility (as defined in the Second Supplemental Indenture), and to permit all such additional Indebtedness to be secured by the CME Collateral (as defined in the Indenture). In addition, pursuant to the Second Supplemental Indenture, CET 21 and the Guarantors (i) amended the last sentence of Section 6.2 of the Indenture to provide for the Trustee's obligation to automatically accelerate all amounts owing in respect of CET 21's 9.0% Senior Secured Notes due 2017 and declare them to be immediately due and payable and to cooperate with the other secured parties to exercise enforcement rights in connection with any other creditor party to the Existing Intercreditor Agreement (as defined in the Indenture) exercising its enforcement rights against the CME Collateral and (ii) authorized the Trustee to enter into one or more related amendments to the Existing Intercreditor Agreement. As of the date of this filing, the closing of the transactions pursuant to which CME, CME NV and CME BV will incur the additional indebtedness described above has not yet occurred, and the closing of such transactions is subject to various conditions. There can be no assurances that these transactions will be closed.

Incorporation by Reference

        The description of the Second Supplemental Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Second Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)
Exhibits

Exhibit 4.1	Second Supplemental Indenture, dated as of March 11, 2014, among CET 21 spol. s r.o., Central European Media Enterprises Ltd., Central European Media Enterprises N.V., CME Media Enterprises B.V., CME Investments B.V., CME Slovak Holdings B.V., MARKÍZA-SLOVAKIA, spol. s r.o and Citibank, N.A., London Branch, as trustee, which supplements the Indenture, dated as of October 21, 2010, as supplemented by the First Supplemental Indenture, dated as of December 18, 2012.

 Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
Date: March 14, 2014	/s/ DAVID STURGEON David Sturgeon Acting Chief Financial Officer

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  Item 1.01 Entry into a Material Definitive Agreement
  Item 9.01 Financial Statements and Exhibits
Signatures